Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY
FOR
SINCLAIR BROADCAST GROUP, INC.

Offer for All Outstanding
8% Senior Subordinated Notes due 2012
In Exchange For
8% Senior Subordinated Notes due 2012
That Have Been Registered Under the Securities Act of 1933

        As set forth under "The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery" of the prospectus dated                      , 2003 (as it may be amended or supplemented from time to time, the "prospectus"), this notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if (i) certificates for the 8% senior subordinated notes due 2012 (the "original notes") are not immediately available, (ii) the letter of transmittal, the original notes or any other documents required by the letter of transmittal cannot be delivered to the exchange agent listed below before the expiration date (as defined in the prospectus), or (iii) the procedures for book-entry transfer cannot be completed on or before the expiration date. This form may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission to the exchange agent and must include a guarantee by an eligible institution (as defined in the letter of transmittal). See "The Exchange Offer—Procedures for Tendering Original Notes" in the prospectus.

The exchange agent for the exchange offer is:
WACHOVIA BANK, NATIONAL ASSOCIATION
(FORMERLY FIRST UNION NATIONAL BANK)

By Hand Delivery, Overnight Courier or Registered/Certified Mail:	By Facsimile Transmission:
Wachovia Bank, National Association c/o Customer Information Center 1525 West W.T. Harris Boulevard Charlotte, N.C. 28288 Attn: Reorganization Department, 3C3-NC 1153	704-590-7628 To Confirm by Telephone or for Information: 704-590-7409

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Sinclair Broadcast Group, Inc., a Maryland corporation, upon the terms and subject to the conditions set forth in the prospectus, and the related letter of transmittal (which, together with the prospectus, constitutes the "exchange offer"), receipt of which is hereby acknowledged, the aggregate principal amount of original notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery."

8% SENIOR SUBORDINATED NOTES DUE 2012

         Date:

Signature(s) of Holder(s) or Authorized Signatory:

Name(s) of Holder(s):

Address:

Area Code and Telephone No.:

☐ Please check box if original notes will be tendered by book-entry transfer

Principal Amount of 8% senior subordinated notes due 2012 tendered: $

Certificate No(s). of 8% senior subordinated notes due 2012 (if available):

As exchange notes will only be delivered by book-entry transfer, please fill in the information requested below:

DTC No.:

Account No.:

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for original notes or on a security position listing as the owner of original notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery, without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must provide the information required below.

Please print name(s) and address(es)

Name(s)
Capacity
Address(es)

Do not send original notes with this form. Original notes should be sent to the exchange agent with a properly completed and duly executed letter of transmittal or by book-entry delivery.

GUARANTEE
(Not To Be Used For Signature Guarantee)

        The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "eligible institution"), hereby guarantees that the original notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under "The Exchange Offer—Procedure for Tendering Original Notes—Guaranteed Delivery"), and that the exchange agent will receive: (a) the tendered original notes, or a timely confirmation of a book-entry transfer of the tendered original notes to a book-entry transfer facility within three business days after the date of delivery of the notice of guaranteed delivery; and (b) a properly completed and duly executed letter of transmittal or manually signed facsimile thereof (or agent's message) with any required signature guarantees and any other required documents within three business days after the date of delivery of the notice of guaranteed delivery.

        The undersigned acknowledges that it must communicate the guarantee to the exchange agent and must deliver the letter of transmittal and original notes to the exchange agent within the time period set forth above. Failure to do so could result in a financial loss to the undersigned.

Name of Firm:
Address:

(Zip Code)
Area Code and Telephone Number:
(Authorized Signature)
Name:
(Please type or print)
Title:
Date:
DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. THE ORIGINAL NOTES MUST BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY REQUIRED DOCUMENTS.